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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
PHH Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-26927, 333-35709, 333-35707,
333-23063, 333-45155, 333-45227 and 333-49405, 333-78447 and 333-86469 on Forms
S-3 and in Registration Statement Nos. 33-26875, 33-75682, 33-93322, 33-41823,
33-48175, 33-58896, 33-91656, 333-03241, 33-74068, 33-74066, 33-91658,
333-00475, 333-03237, 33-75684, 33-80834, 33-93372, 333-09633, 333-09637,
333-09655, 333-22003, 333-34517-2, 333-42503, 333-30649, 333-42549, 333-45183,
333-47537 and 333-69505, 333-75303 and 333-78475 on Forms S-8 for Cendant
Corporation of our report dated April 30, 1997, with respect to the consolidated statements of income, shareholder's equity and cash flows of PHH Corporation and subsidiaries (the "Company") for the year ended December 31, 1996, before the restatement related to the merger of Cendant Corporation's relocation business with the Company and reclassifications to conform to the presentation used by Cendant Corporation, which report is included in the Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1998.


KPMG LLP

/s/ KPMG LLP
    ---------------
Baltimore, Maryland
October 7, 1999